Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS'


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated October 17, 2002, as it relates to the financial statements of NovaDel Pharma, Inc. for the years ended July 31, 2002 and 2001, which appear in such statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.





                                                /s/ Wiss & Company, LLP
                                                ------------------------------
                                                WISS & COMPANY, LLP


Livingston, New Jersey
September 9, 2003